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            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in this Registration Statement of our report, dated January 20, 1998, relating to the consolidated financial statements of Mountain Bank Holding Company and Subsidiaries, and to the reference to our firm under the caption "EXPERTS" in the Prospectus.



/s/ Knight, Vale & Gregory, Inc., P.S.



Knight, Vale & Gregory, Inc., P.S.

Tacoma, Washington
September 16, 1998